EXHIBIT 99.1

Level 5 Beverage Company, Inc., a Minerco Resources, Inc. Company, Updates RISETM and COFFEE BOOSTTM Store Locations

Nashua, NH, September 26, 2013: Minerco Resources, Inc. (OTCQB: MINE) (the “Company”), a progressive developer, producer and provider of worldwide commodities solutions, and Level 5 Beverage Company, Inc. (“Level 5”), the company’s subsidiary, today provided an update on the availability of and store listings for RISETM and COFFEE BOOSTTM in Southern California.

As of yesterday, September 25, 2013, RISETM and COFFEE BOOSTTM can be found in over eighty (80) retail locations in Southern California. As the distributor updates the detailed store listings, we will be updating the brands’ websites at:

http://www.level5energy.com
http://www.drinkcoffeeboost.com

Level 5’s regional distributor, Avanzar Sales and Distribution, LLC. (“Avanzar”), will continue to add stores retailing the LEVEL 5TM product line over the coming days, weeks and months. We will continue to update our websites as the listings become available.

LEVEL 5TM products will be available online through Amazon.com starting in October, 2013. Stay informed about our LEVEL 5TM brands on Facebook at:

http://www.facebook.com/Level5Beverage
http://www.facebook.com/CoffeeBoost

RISETM – The Coffee Drinkers’ Choice – is a great tasting blend of Sumatra coffee, ingenuity, functional vitamins and low in calories. COFFEE BOOSTTM can be taken “straight up” or added to coffee for an all-natural, healthy alternative to synthetic flavored creamers and powders. Both products target health conscience consumers focused on great taste, targeted functionality, low calories, and all-natural ingredients.

As previously released, Power Brands Consulting, LLC (“Power Brands”) guided Level 5 though the formulation of RISETM and COFFEE BOOSTTM, helped design the label and brand and is actively managing the branding, production, marketing, sales and distribution for the new LEVEL 5TM healthy and functional product lineup. RISETM, the company’s flagship product, and COFFEE BOOSTTM, the company’s initial 2nd generation product, are currently being distributed to stores in Southern California by Avanzar. LEVEL 5TM products were placed in fourteen stores on the first day of distribution.

Darin Ezra from Power Brands said "Our Level 5 brand manager reported today at a weekly sales meeting that several of the accounts that received the Level 5 products, just last week, are already SOLD OUT. A great start."

John Powers, the CEO of the company said, "Our LEVEL 5TM brand, specifically RISETM and COFFEE BOOSTTM, has been extremely well received. We are continuing to develop the LEVEL 5TM product line while we place RISETM and COFFEE BOOSTTM in retail locations. We will continue to update the store listings through our LEVEL 5TM websites and Facebook pages as we receive the updates from Avanzar. Additionally, we have completely discontinued operations, but maintained upside potential, of our renewable energy business to solely focus our time, energy and resources on Level 5. We are very excited about the promise and future of our company.”

Please contact:     Minerco Resources, Inc.
info@minercoresources.com
John Powers, 603-732-6948

Public Disclosure

Details of the Company’s business, finances and agreements can be found as part of the Company’s continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, please visit: www.minercoresources.com.

The above statements have not been evaluated by the Food and Drug Administration (FDA). This product is not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.